Exhibit 99.1

NEWS RELEASE
CONTACT:	Gary S. Maier
(310) 471-1288

MOTORCAR PARTS OF AMERICA REPORTS FISCAL 2018
THIRD QUARTER RESULTS

--Current Fourth Quarter Sales Outlook Very Favorable--

LOS ANGELES, CA –February 9, 2018 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported results for its fiscal 2018 third quarter and nine-months -- reflecting slower than expected sales due to unusually soft demand in the industry and customer inventory reduction programs, with more robust sales activity in the current fourth quarter.

Net sales for the fiscal 2018 third quarter were $100.1 million compared with $112.6 million for the same period a year earlier.  The company’s sales and profit performance for the prior fiscal third quarter reflects the benefits of recognizing a $9.3 million revenue pick-up due to a change in estimate for stock adjustment returns. Additional details are included in the attached financial tables. Despite market-share increases, the company’s sales for the quarter were soft due to lower orders and customer inventory reduction initiatives, as noted above, both of which now appear to be reversing.

All results labeled as “adjusted” in this press release are non-GAAP measures as discussed more fully below under the heading “Use of Non-GAAP Measures.”

Adjusted net sales for the fiscal 2018 third quarter were $103.4 million compared with $112.9 million a year earlier.

Net loss for the fiscal 2018 third quarter was $6.8 million, or $0.36 loss per share, compared with net income of $11.1 million, or $0.57 per diluted share, a year ago.  The net loss includes a $6.3 million, or $0.33 per share, non-cash book tax charge and a separate transition tax charge of approximately $545,000, or $0.03 per share, payable over eight years, both of which relate to the recently enacted Tax Cuts and Jobs Act (“Tax Reform Act”).

Adjusted net income for the fiscal 2018 third quarter was $6.7 million, or $0.34 per diluted share, compared with $11.7 million, or $0.60 per diluted share, in the same period a year earlier.

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Motorcar Parts of America, Inc.
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Gross profit for the fiscal 2018 third quarter was $22.5 million compared with $32.4 million a year earlier.  Gross profit as a percentage of net sales for the fiscal 2018 third quarter was 22.5 percent compared with 28.7 percent a year earlier – primarily reflecting the impact of customer allowances related to new business, as well as higher returns as a percentage of sales, lower overhead absorption, and product mix.

Adjusted gross profit for the fiscal 2018 third quarter was $28.8 million compared with $33.9 million a year ago.  Adjusted gross profit as a percentage of adjusted net sales for the three months was 27.9 percent compared with 30.1 percent a year earlier.  The current quarter adjusted gross profit as a percentage of adjusted net sales was impacted by higher returns as a percentage of adjusted sales, lower overhead absorption, and product mix.

Net sales for the fiscal 2018 nine-month period were $307.0 million compared with $306.8 million a year earlier.  As noted above, the company’s sales and profit performance for the prior year period reflects the benefits of recognizing a $9.3 million revenue pick-up due to a change in estimate for stock adjustment returns.

Adjusted net sales for the fiscal 2018 nine-month period were $312.7 million compared with $319.1 million last year.

Net income for the fiscal 2018 nine-month period was $7.1 million, or $0.37 per diluted share, compared with $27.8 million, or $1.43 per diluted share, in fiscal 2017. Net income includes a $6.3 million, or $0.32 per diluted share, non-cash book tax charge and a separate transition tax charge of approximately $545,000, or $0.03 per diluted share, payable over eight years, both of which relate to the recently enacted Tax Reform Act.

Adjusted net income for the fiscal 2018 nine-month period was $24.7 million, or $1.27 per diluted share, compared with $34.3 million, or $1.77 per diluted share, in fiscal 2017.

Gross profit for the fiscal 2018 nine-month period was $75.5 million compared with $83.4 million a year earlier. Gross profit as a percentage of net sales for the fiscal 2018 nine-month period was 24.6 percent compared with 27.2 percent a year earlier – reflecting the impact of customer allowances and return accruals related to new business, higher returns as a percentage of sales and lower overhead absorption.

Adjusted gross profit for the fiscal 2018 nine-month period was $88.3 million compared with $98.7 million a year ago. Adjusted gross profit as a percentage of adjusted net sales for the nine months was 28.2 percent compared with 30.9 percent a year earlier.  Adjusted gross profit as a percentage of adjusted net sales for the current nine-month period was impacted by higher returns as a percentage of adjusted sales and lower overhead absorption.

“We were disappointed in our results for the quarter, especially since we continued to gain market share across all of our product lines.  While we incurred additional expenses related to new business wins, we did not realize the full benefit of the associated revenues during the quarter.  This was due to various factors, including reduced customer orders, which industry observers attribute to mild weather which seems to have reversed in our current fourth quarter.  In addition, the business was impacted by customer inventory reduction initiatives.  As a result, we were negatively impacted by under-absorption of overhead costs.  We are now pleased to see a return to positive momentum in the marketplace.  We expect the colder winter conditions across the majority of the country to further increase demand.

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Motorcar Parts of America, Inc.
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“Ongoing positive strategic initiatives supported by organic growth, product line expansion and complementary acquisition opportunities lead me to reconfirm our near-and long-term optimism for growth within the $125 billion aftermarket hard parts industry,” said Selwyn Joffe, chairman, president and chief executive officer of Motorcar Parts of America.

Separately, he said the board of directors last week increased the company’s share repurchase program authorization to $20,000,000 from $15,000,000 of its common stock, with current availability of approximately $13 million.

Joffe noted the company recently added a new 410,000 square-foot facility to support current and new growth.

UPDATED FISCAL 2018 SALES GUIDANCE

Due to the factors impacting the fiscal third quarter noted above, Motorcar Parts of America now believes revenues for its fiscal 2018 ending March 31 should be between $434 million and $440 million, with sales momentum improving in the current fiscal fourth quarter, as discussed above.

IMPACT OF TAX REFORM ACT

The company has preliminarily evaluated its net income tax expense as a result of the recently enacted Tax Reform Act which reduces its federal corporate income tax rate to 21 percent from 35 percent, among other factors.  The company estimates its effective tax rate commencing in fiscal 2019 will be reduced to approximately 25 percent.

The company’s deferred tax assets were provisionally reduced by a non-cash charge of approximately $6.3 million based on current estimates, as explained below.  In addition, transition taxes of approximately $545,000 were provisionally recorded as of December 31, 2017, as explained below.

Deferred income taxes result from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, which will result in taxable or deductible amounts in future years.  Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled.  Deferred tax assets and liabilities are adjusted through income tax expense as changes in tax laws are enacted.

Transition taxes are one-time expenses for deemed repatriation of accumulated foreign income.

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Motorcar Parts of America, Inc.
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The company’s fiscal 2018 third quarter results were impacted by $0.36 per diluted share as a result of the Tax Reform Act.  A prorated federal corporate income tax rate of 31.5% will apply for the company’s full 2018 fiscal year.  The full impact of the Tax Reform Act will be effective in the fiscal year commencing April 1, 2018.

These tax charges represent provisional amounts based on the company’s current best estimates. Any future adjustments recorded to the provisional amounts will be included as an adjustment to tax expense as they are identified.  The provisional amounts incorporate assumptions made based upon the company’s current interpretation of the Tax Reform Act and may change as the company receives additional clarification and implementation guidance and completes its analysis.

Use of Non-GAAP Measures

This press release includes the following non-GAAP measures - adjusted net sales, adjusted net income (loss), adjusted EBITDA, adjusted gross profit and adjusted gross margin, which are not measures of financial performance under GAAP, and should not be considered as alternatives to net sales, net income (loss), EBITDA, income from operations, gross profit or gross profit margin as a measure of financial performance.  The Company believes these non-GAAP measures, when considered together with the corresponding GAAP measures, provide useful information to investors and management regarding financial and business trends relating to the company’s results of operations.  However, these non-GAAP measures have significant limitations in that they do not reflect all of the costs associated with the operations of the company’s business as determined in accordance with GAAP.  Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.  For a reconciliation of adjusted net sales, adjusted net income (loss), adjusted EBITDA, adjusted gross profit and adjusted gross margin to their corresponding GAAP measures, see the financial tables included in this press release.  Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding these adjustments.

Teleconference and Web Cast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 6:00 a.m. Pacific time to discuss the company’s financial results and operations.

The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (877)-776-4016 (domestic) or (973)-638-3231 (international).  For those who are not available to listen to the live broadcast, the call will be archived for seven days on Motorcar Parts of America’s website www.motorcarparts.com.  A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on February 9, 2018 through 8:59 p.m. Pacific time on February 16, 2018 by calling (855)-859-2056 (domestic) or (404)-537-3406 (international) and using access code: 8867118.

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Motorcar Parts of America, Inc.
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About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearing and hub assemblies, brake master cylinders, brake power boosters and turbochargers utilized in imported and domestic passenger vehicles, light trucks and heavy-duty applications.  In addition, the company designs and manufactures test equipment for performance, endurance and production testing of alternators, starters, electric motors, inverters and belt starter generators for both the OE and aftermarket. Motorcar Parts of America’s products are sold to automotive retail outlets and the professional repair market throughout the United States and Canada, with facilities located in California, Mexico, Malaysia and China, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia and Canada.  Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors.  Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2017 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.
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(Financial tables follow)

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016
Net sales	$100,127,000	$112,595,000	$306,964,000	$306,843,000
Cost of goods sold	77,583,000	80,225,000	231,419,000	223,424,000
Gross profit	22,544,000	32,370,000	75,545,000	83,419,000
Operating expenses:
General and administrative	11,915,000	7,952,000	26,717,000	21,446,000
Sales and marketing	4,048,000	3,234,000	10,899,000	8,575,000
Research and development	1,678,000	1,039,000	3,920,000	2,813,000
Total operating expenses	17,641,000	12,225,000	41,536,000	32,834,000
Operating income	4,903,000	20,145,000	34,009,000	50,585,000
Interest expense, net	3,953,000	3,357,000	10,789,000	9,365,000
Income before income tax expense	950,000	16,788,000	23,220,000	41,220,000
Income tax expense	7,756,000	5,678,000	16,099,000	13,459,000
Net (loss) income	$(6,806,000)	$11,110,000	$7,121,000	$27,761,000
Basic net (loss) income per share	$(0.36)	$0.59	$0.38	$1.49
Diluted net (loss) income per share	$(0.36)	$0.57	$0.37	$1.43
Weighted average number of shares outstanding:
Basic	19,069,152	18,675,125	18,814,967	18,587,946
Diluted	19,069,152	19,441,265	19,400,744	19,399,857

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31, 2017	March 31, 2017
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$10,032,000	$9,029,000
Short-term investments	2,759,000	2,140,000
Accounts receivable — net	3,330,000	26,017,000
Inventory— net	80,991,000	67,516,000
Inventory unreturned	7,249,000	7,581,000
Prepaid expenses and other current assets	12,829,000	9,848,000
Total current assets	117,190,000	122,131,000
Plant and equipment — net	21,040,000	18,437,000
Long-term core inventory — net	296,274,000	262,922,000
Long-term core inventory deposits	5,569,000	5,569,000
Long-term deferred income taxes	14,422,000	13,546,000
Goodwill	2,551,000	2,551,000
Intangible assets — net	3,970,000	3,993,000
Other assets	6,678,000	6,990,000
TOTAL ASSETS	$467,694,000	$436,139,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$69,445,000	$85,960,000
Accrued liabilities	11,992,000	10,077,000
Customer finished goods returns accrual	15,962,000	17,667,000
Accrued core payment	16,718,000	11,714,000
Revolving loan	36,000,000	11,000,000
Other current liabilities	4,614,000	3,300,000
Current portion of term loan	3,068,000	3,064,000
Total current liabilities	157,799,000	142,782,000
Term loan, less current portion	14,670,000	16,935,000
Long-term accrued core payment	22,560,000	12,349,000
Long-term deferred income taxes	212,000	180,000
Other liabilities	3,920,000	15,212,000
Total liabilities	199,161,000	187,458,000
Commitments and contingencies
Shareholders' equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 19,069,782 and 18,648,854 shares issued and outstanding at December 31, 2017 and March 31, 2017, respectively	191,000	186,000
Additional paid-in capital	217,089,000	205,646,000
Retained earnings	57,411,000	50,290,000
Accumulated other comprehensive loss	(6,158,000)	(7,441,000)
Total shareholders' equity	268,533,000	248,681,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$467,694,000	$436,139,000

Reconciliation of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company has included the following non-GAAP adjusted financial measures in this press release and in the webcast to discuss the Company's financial results for the three and nine months ended December 31, 2017 and 2016. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses and gains.  Among other things, the Company uses such non-GAAP adjusted financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its business.

These non-GAAP adjusted financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company's results of operations and the factors and trends affecting the Company's business. However, these non-GAAP adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Income statement information for the three and nine months ended December 31, 2017 and 2016 are as follows:

Reconciliation of Non-GAAP Financial Measures	Exhibit 1

	Three Months Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016
GAAP Results:
Net sales	$100,127,000	$112,595,000	$306,964,000	$306,843,000
Net income (loss)	(6,806,000)	11,110,000	7,121,000	27,761,000
Diluted income (loss) per share (EPS)	(0.36)	0.57	0.37	1.43
Gross margin	22.5%	28.7%	24.6%	27.2%
Non-GAAP Adjusted Results:
Non-GAAP adjusted net sales	$103,369,000	$112,853,000	$312,702,000	$319,058,000
Non-GAAP adjusted net income	6,700,000	11,744,000	24,707,000	34,260,000
Non-GAAP adjusted diluted earnings per share (EPS)	0.34	0.60	1.27	1.77
Non-GAAP adjusted gross margin	27.9%	30.1%	28.2%	30.9%
Non-GAAP adjusted EBITDA	$15,278,000	$23,558,000	$52,186,000	$68,247,000

Note: Results for the three and nine months ended December 31, 2016 include revenue due to the change in estimate for anticipated stock adjustment returns of $9,261,000 (which had a $4,066,000 gross profit and EBITDA impact, $2,551,000 net income impact and $0.13 earnings per diluted share impact).  The change in estimate also had a 1.3% and 0.5% gross margin impact for the three and nine months ended December 31, 2016, respectively.

Reconciliation of Non-GAAP Financial Measures	Exhibit 2

	Three Months Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016
GAAP net sales	$100,127,000	$112,595,000	$306,964,000	$306,843,000
Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	-	-	2,496,000	3,168,000
Customer allowances related to new business	3,242,000	258,000	3,242,000	9,047,000
Adjusted net sales	$103,369,000	$112,853,000	$312,702,000	$319,058,000

Reconciliation of Non-GAAP Financial Measures	Exhibit 3

	Three Months Ended December 31,
	2017		2016
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income (loss)	$(6,806,000)	$(0.36)	$11,110,000	$0.57
Adjustments:
Net sales
Customer allowances related to new business	3,242,000	$0.17	258,000	$0.01
Cost of goods sold
Transition expenses	803,000	$0.04	-	$-
Lower of cost or net realizable value revaluation - cores on customers' shelves and inventory step-up amortization	2,227,000	$0.11	1,295,000	$0.07
Operating expenses
Legal, severance, acquisition, financing, transition and other costs	236,000	$0.01	92,000	$0.00
Share-based compensation expenses	914,000	$0.05	818,000	$0.04
Mark-to-market losses (gains)	1,784,000	$0.09	2,000	$0.00
Interest
Write-off of debt issuance costs	231,000	$0.01	-	$-
Tax effected (a)	(2,766,000)	$(0.14)	(1,831,000)	$(0.09)
Tax charge for revaluation of deferred tax assets and liabilities	6,290,000	$0.33	-	$-
Transition tax on deemed repatriation of accumulated foreign income	545,000	$0.03	-	$-
Adjusted net income	$6,700,000	$0.34	$11,744,000	$0.60

(a) Adjusted net income is calculated by applying an income tax rate of 35.5% for the three months ended December 31, 2017 and 39.0% for the three months ended December 31, 2016; this rate may differ from the period's actual income tax rate

Exhibit 4

Reconciliation of Non-GAAP Financial Measures
	Nine Months Ended December 31,
	2017		2016
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$7,121,000	$0.37	$27,761,000	$1.43
Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	2,496,000	$0.13	3,168,000	$0.16
Customer allowances related to new business	3,242,000	$0.17	9,047,000	$0.47
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses	803,000	$0.04	140,000	$0.01
Lower of cost or net realizable value revaluation - cores on customers' shelves and inventory step-up amortization	6,532,000	$0.34	3,488,000	$0.18
Cost of customer allowances and stock adjustment accruals related to new business	(362,000)	$(0.02)	(568,000)	$(0.03)
Operating expenses
Legal, severance, acquisition, financing, transition and other costs	737,000	$0.04	707,000	$0.04
Share-based compensation expenses	2,658,000	$0.14	2,555,000	$0.13
Mark-to-market losses (gains)	(1,251,000)	$(0.06)	(3,593,000)	$(0.19)
Interest
Write-off of debt issuance costs	231,000	$0.01	-	$-
Tax effected (a)	(4,335,000)	$(0.22)	(8,445,000)	$(0.44)
Tax charge for revaluation of deferred tax assets and liabilities	6,290,000	$0.32	-	$-
Transition tax on deemed repatriation of accumulated foreign income	545,000	$0.03	-	$-
Adjusted net income	$24,707,000	$1.27	$34,260,000	$1.77

(a) Adjusted net income is calculated by applying an income tax rate of 35.5% for the nine months ended December 31, 2017 and 39.0% for the nine months ended December 31, 2016; this rate may differ from the period's actual income tax rate

Reconciliation of Non-GAAP Financial Measures	Exhibit 5

	Three Months Ended December 31,
	2017		2016
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$22,544,000	22.5%	$32,370,000	28.7%
Adjustments:
Net sales
Customer allowances related to new business	3,242,000		258,000
Cost of goods sold
Transition expenses	803,000		-
Lower of cost or net realizable value revaluation - cores on customers' shelves and inventory step-up amortization	2,227,000		1,295,000
Total adjustments	6,272,000	5.4%	1,553,000	1.4%
Adjusted gross profit	$28,816,000	27.9%	$33,923,000	30.1%

Reconciliation of Non-GAAP Financial Measures	Exhibit 6

	Nine Months Ended December 31,
	2017		2016
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$75,545,000	24.6%	$83,419,000	27.2%
Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	2,496,000		3,168,000
Customer allowances related to new business	3,242,000		9,047,000
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses	803,000		140,000
Lower of cost or net realizable value revaluation - cores on customers' shelves and inventory step-up amortization	6,532,000		3,488,000
Cost of customer allowances and stock adjustment accruals related to new business	(362,000)		(568,000)
Total adjustments	12,711,000	3.6%	15,275,000	3.7%
Adjusted gross profit	$88,256,000	28.2%	$98,694,000	30.9%

Reconciliation of Non-GAAP Financial Measures	Exhibit 7

	Three Months Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016
GAAP net income (loss)	$(6,806,000)	$11,110,000	$7,121,000	$27,761,000
Interest expense, net	3,953,000	3,357,000	10,789,000	9,365,000
Income tax expense	7,756,000	5,678,000	16,099,000	13,459,000
Depreciation and amortization	1,169,000	948,000	3,322,000	2,718,000
EBITDA	$6,072,000	$21,093,000	$37,331,000	$53,303,000

Adjustments:
Net sales
Initial return and stock adjustment accruals related to new business	-	-	2,496,000	3,168,000
Customer allowances related to new business	3,242,000	258,000	3,242,000	9,047,000
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses	803,000	-	803,000	140,000
Lower of cost or net realizable value revaluation - cores on customers' shelves and inventory step-up amortization	2,227,000	1,295,000	6,532,000	3,488,000
Cost of customer allowances and stock adjustment accruals related to new business	-	-	(362,000)	(568,000)
Operating expenses
Legal, severance, acquisition, financing, transition and other costs	236,000	92,000	737,000	707,000
Share-based compensation expenses	914,000	818,000	2,658,000	2,555,000
Mark-to-market losses (gains)	1,784,000	2,000	(1,251,000)	(3,593,000)
Adjusted EBITDA	$15,278,000	$23,558,000	$52,186,000	$68,247,000